Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Peter E. Simonsen

Janet Belsky

978-922-2100

BEVERLY NATIONAL CORPORATION

ANNOUNCES EARNINGS FOR THE QUARTER AND YEAR ENDED

DECEMBER 31, 2003

(Beverly, MA) February 2, 2004—Don Fournier, President and Chief Executive Officer of Beverly National Corporation and its subsidiary, Beverly National Bank, announced the earnings of Beverly National Corporation for the quarter and year ended December 31, 2003.

Beverly National Corporation reported total assets of $347,174,768 at December 31, 2003 as compared with $310,528,354 for December 31, 2002. The Company reported net income of $2,177,011, basic earnings per share of $1.20 and diluted earnings per share of $1.14 for the twelve-month period ending December 31, 2003.

Net income for the twelve-month period ending December 31, 2003 was $2,177,011 compared to $2,381,518 for the same period of 2002. Basic earnings per share for the twelve months ending December 31, 2003 was $1.20 versus $1.35 for the same period of 2002. Diluted earnings per share for the twelve-month period ending December 31, 2003 was $1.14 as compared to $1.28 for the twelve months ending December 31, 2002.

Commenting on the Company’s results, Don Fournier, President and Chief Executive Officer, stated, “Continued pressure on net interest margins and a reduced volume of loans were the primary factors which reduced our earnings by approximately 9% for the year. However, our actions to reposition, should help to better position the Company for future growth and long-term profitability. We will continue to focus on our core operations, especially our commercial and consumer business and our trust operations. We believe that continuing to develop our core strengths while enhancing customer service and convenience represent the best strategy to maximize long term value for our shareholders. However, our recent investments in personnel and infra structure are likely to slow our rate of earnings growth in the near term.”

Statements contained in this news release contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company’s quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward looking statements.

BEVERLY NATIONAL CORPORATION

Period Ending December 31, 2003

Financial Highlights

(Unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2003	2002	2003	2002

Net income	$2,177,011	$2,381,518	$469,084	$600,427

Basic shares outstanding	1,813,206	1,757,687	1,827,877	1,797,807

Earnings per share-Basic	$1.20	$1.35	$0.26	$0.33

Diluted shares outstanding	1,903,354	1,859,830	1,914,738	1,851,672

Earnings per share-Diluted	$1.14	$1.28	$0.24	$0.32

Beverly National Bank, a subsidiary of Beverly National Corporation, is headquartered in Beverly, MA, and operates full-service branch offices in Downtown Beverly, Cummings Center – Beverly, North Beverly, Hamilton, Manchester-by-the-Sea and Topsfield. The Bank offers a full array of consumer products and services including full electronic banking, financial planning, trust and investment services and business specialties. Incorporated in 1802, Beverly National Bank is the oldest community bank in the United States. The Bank’s deposits are insured by the FDIC in accordance with the Federal Deposit Insurance Act.

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